Exhibit 99.2

EXECUTION VERSION

PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated as of February 3, 2014 (this “Agreement”), between Daniel Coleman, as purchaser (“Purchaser”), and Serenity Investments, LLC, as seller (“Seller”).

RECITALS:

WHEREAS, Seller is the sole owner and holder of 375,000 shares of Class A Common Stock, par value $0.01 per share (“Common Stock”) of KCG Holdings, Inc. (the “Company”); and

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Securities, in each case upon the terms and conditions of this Agreement;

NOW THEREFORE, the parties hereby agree as follows:

AGREEMENT:

Section 1. Purchase and Sale of Securities.

(a) Simultaneously with the execution and delivery of this Agreement, Seller hereby sells, conveys, transfers and delivers to Purchaser, and Purchaser hereby purchases from Seller, 375,000 shares of Common Stock (the “Securities”), including all rights to dividends, distributions or interest, if any, associated therewith, at a purchase price of $11.0443 per share for an aggregate purchase price of $4,141,612.50 (the “Purchase Price”).

(b) The closing of the transactions in Section 1(a) shall be completed as follows:

(i) As soon as reasonably practicable after the date hereof, and upon not less than one business day’s notice to Purchaser, Seller shall deliver to Purchaser the certificates (if any) evidencing the Securities, duly endorsed for transfer to Purchaser’s order or accompanied by stock powers or other appropriate instruments of transfer duly executed to Purchaser’s order; and

(ii) Simultaneously with the delivery by the Sellers of the certificates or other instruments representing the Securities, Purchaser shall deliver to Seller the Purchase Price by wire transfer of immediately available funds to an account designated by Seller.

Section 2. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

(a) Title to Securities. Seller is the legal, beneficial and record owner of the Securities being sole by it hereunder, and has good title thereto, free and clear of any claim, lien, pledge, option, charge, security interest or encumbrance of any nature whatsoever, including without limitation any agreements restricting the transferability of the Securities (collectively, “Encumbrances”), and will transfer such good title to Purchaser, free and clear of any Encumbrance.

(b) Capacity; Execution and Delivery, Etc. Seller, having full legal capacity to do so, has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms. Neither the execution or delivery of this Agreement, nor the fulfillment of or compliance with the terms and provisions of this Agreement, will violate the organizational documents of Seller or the terms of any material agreement, instrument, judgment, decree or statute to which Seller is subject.

Section 3. Representations of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

(a) Capacity; Execution and Delivery, Etc. Purchaser, having full legal capacity to do so, has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

(b) Investment Intention. Purchaser represents that it is acquiring the Securities for its own account and not with a view to the distribution thereof in violation of applicable federal securities laws. Purchaser, by reason of its knowledge and experience in financial and business matters in general and investments in particular, is capable of evaluating the risks and merits of acquiring the Securities. Purchaser is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(c) Economic Risk. Purchaser is able to bear the economic risk of this investment for an indefinite period of time, including the risk of a complete loss of Purchaser’s investment in the Securities.

(d) Subsequent Transfer. Purchaser acknowledges that the Securities are being sold in a transaction that is not registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act or any applicable state securities laws or an exemption from such registration is available and that transfers of the Securities may be restricted by applicable securities laws.

Section 4. Miscellaneous.

(a) Expenses. Each party will be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement.

(b) Assignability. Neither this Agreement nor any right or obligation hereunder shall be assigned, delegated, or otherwise transferred (whether voluntarily, by operation of law, by merger, or otherwise) by any party hereto, without the prior written consent of the other party hereto. Any attempted assignment, delegation, or transfer in violation of this Section 4(b) shall be void and of no force or effect.

(c) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(d) Governing Law; Submission to Jurisdiction. This Agreement and all matters arising in connection with this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without reference to its choice of law provisions. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE STATE OF NEW YORK AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(e).

(f) Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties hereto and may be amended only by a written instrument duly signed by each party hereto.

(g) Severability. The invalidity of any term or terms of this Agreement will not affect any other term of this Agreement, which will remain in full force and effect.

(h) Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile, email or other electronic means and will be deemed as sufficient as if original signature pages had been delivered.

(j) Further Assurances. Each of the parties hereto agrees, at its own cost and expense, to execute and deliver, or to cause to be executed and delivered, all such instruments (including all necessary endorsements) and to take all such action as the other party may reasonably request in order to (i) effectuate the intent and purposes of, and to carry out the terms of this Agreement, and (ii) further effect the transfer of legal, beneficial and record ownership of the Securities to Purchaser.

(k) No Other Representations. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2 OR 3 OF THIS AGREEMENT, NO PARTY IS MAKING ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO ANY OTHER PARTY WITH RESPECT TO THE SECURITIES OR THE COMPANY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

SERENITY INVESTMENTS, LLC

By:	/s/ Stephen G. Schuler
Name: Stephen G. Schuler
Title: President of its Manager

PURCHASER:

By:	/s/ Daniel Coleman
Daniel Coleman

[Signature Page to Purchase Agreement]